                                                                  EXHIBIT 10.15


                                 LEASE AGREEMENT

This LEASE AGREEMENT, made as of this 30th day of April, 1998, between Ryan Companies US, Inc., a Minnesota corporation ("Landlord"), and VERITAS Software Corporation, a Delaware corporation ("Tenant");

WITNESSETH, THAT

1. PREMISES: Landlord, subject to the terms and conditions hereof, hereby leases to Tenant certain premises ("Premises") consisting of the building to be built at _________________________, Centre Pointe Drive, Roseville, Minnesota ("Building"), the land underlying and contiguous thereto and all improvements thereon ("Project"). The legal description of the land is attached hereto as Exhibit A-1. A schematic depiction of the Project is attached hereto as Exhibit A-2.

2.1 TERM: Tenant takes the Premises from Landlord, upon the terms and conditions herein contained for the term ("Term") of ten (10) years and zero (0) months commencing on the date upon which a) construction which is the responsibility of Landlord (including all leasehold improvements under Section 8.1) is substantially complete and ready for Tenant's occupancy, with only minor punchlist items, such as minor paint touch-up, replacement of damaged ceiling tile, and the like, b) a Certificate of Occupancy for the Premises is issued by the City of Roseville and terminating on the last day of the one hundred twentieth full calendar month following commencement unless sooner terminated as herein provided. Landlord has represented to Tenant that the Building and the Premises will be complete, subject only to delay permitted under Section 29, on October 1, 1998. If the Term has not commenced by December 1, 1998, (and with Tenant having had at least two (2) weeks early access pursuant to Section 8.2 prior thereto) then Tenant may, at its election, delay the commencement of the Term to any date thereafter which is prior to January 15, 1999. No Base Rent or Additional Rent shall accrue prior to October 1, 1998, regardless of whether or not the Term has commenced.

2.2. OPTION TO EXTEND: Tenant shall have the option to extend the Term of this Lease with respect to the entire Premises for two (2) additional terms of five
(5) years, each, (collectively, the "Extended Terms", and individually, an "Extended Term"). Each Extended Term shall be upon the same terms as provided in this Lease for the Term, except for the Base Rent which shall be as set forth in
Section 1.3 of Exhibit C for each Extended Term. Landlord shall, not less than twelve (12) months before the end of the then Term, give notice to Tenant of Tenant's upcoming extension option and of Landlord's best estimate of the Market Rent for the Extended Term covered thereby. Tenant shall exercise its option by giving notice of such exercise to Landlord, not less than the later of thirty
(30) days after receipt of Landlord's notice of the option and estimate of Market Rent or twelve (12) months prior to the end of the Term, or the then current Extended Term, as the case may be. Should Tenant fail to exercise any option to extend the term of this Lease within the time provided in this Section, all of Tenant's rights to further extend the term hereof shall expire.

3.1 MONTHLY BASE RENT: Tenant agrees to pay to Landlord during the Term a monthly Base Rent ("Base Rent") as specified on Exhibit C hereto payable on the first day of each month in advance, without deduction or setoff of any kind, except as specifically authorized herein, to Landlord and delivered to Landlord's managing agent , Ryan Properties, Inc., 700 International Centre, 900 Second Avenue South, Minneapolis, Minnesota 55402, or at such other place as may from time to time be designated by Landlord.

4. USE: Tenant may use the Premises for any lawful business use. Landlord represents and warrants that the Project is zoned B-4 Retail office , which does not include outdoor storage but does permit as permitted uses, without necessity of any conditional, special or other use permit and without variance of other special authorization, the uses contemplated by Tenant for the Premises, which are office, laboratory, equipment testing, and storage.

5. OPERATING COSTS: Tenant shall, for the entire Term, pay to Landlord as an item of additional rent, without any setoff or deduction therefrom, except as expressly provided, costs ("Operating Costs") which Landlord may incur in maintaining and operating the Project during each calendar year of the Term. "Operating Costs" are defined to include all reasonable expenses and costs (but not specific costs which are separately billed to and paid by Tenant) which the Landlord shall pay or become obligated to pay because of or in connection with the operation and maintenance of the Project, including but not limited to all real estate taxes and annual installments of special assessments payable in such calendar year with respect to the Project; costs of any contest of such taxes, including reasonable attorney's fees; management fees, insurance premiums, utility costs, security costs, costs of wages, maintenance costs (relating to the Project including sidewalks, landscaping and parking or service areas, common areas, service contracts, equipment and supplies) which for federal tax purposes may be expensed rather than capitalized, all in accordance with Generally Accepted Accounting Principles, consistently applied but exclusive of leasing commissions, depreciation, costs of leasehold improvements and all costs of a capital nature except as provided in the next sentence and payments of principal and interest on any mortgages, deeds of trusts, or other security devices covering the Project. Operating Costs shall also include the yearly amortization of capital costs incurred by the Landlord for improvements to the Project required to comply with any change after the commencement date in the laws, rules or regulations of any governmental authority having jurisdiction, or, but only with Tenant's consent in its absolute discretion, for purposes of reducing Operating Costs (other than by replacement of worn out and obsolete equipment or building components, which shall in any event be excluded from Operating Costs), which costs shall be amortized over the useful life of such improvements as reasonably estimated by the Landlord, but in no event shall the annual amortization be in excess of the savings. The management fee shall be $0.55 per rentable square foot for the first twelve (12) months on the Term, and shall not increase more than three percent (3%) per year during the remainder of the Term, but in any event such increase shall not result in a fee in excess of competitive market fees.

The following shall be excluded from Operating Costs:

        A.      Landlord's costs and obligations under Section 7.D;

        B. Costs directly or indirectly resulting from or relating to (including repairs, restoration, security measures, emergency or temporary services, inspection and, during the period of such repair or restoration, any increase in operating expenses resulting from) fire, windstorm or other casualty or damage or destruction from any other cause, whether or not insured or insurable;

        C. Costs of correcting defects in, or inadequacy of, the design or construction of the Building or the materials used in the construction of the Building or in the Building equipment or appurtenances thereto, except that, for the purposes of this paragraph, conditions resulting from ordinary wear and tear and use shall not be deemed defects;

        D. Amounts which would otherwise be included in Operating Costs which are payable to affiliates of Landlord, for services on or to the Building or the Project to the extent that the costs of such services exceed average competitive costs for such services rendered by persons or entities of similar skill, competence and experience, other than an affiliate of Landlord.

        E. Financing and refinancing costs, interest or debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying leases or lease, together with all costs incidental thereto;

        F. Costs of Landlord's general corporate overhead and general administrative expenses (including costs and expenses paid to third parties to collect rents, prepare tax returns and accounting reports and obtain financing);

        G. Rentals and other related costs, if any, incurred in leasing air conditioning, security, or other building operation or management systems, elevators or other equipment of facilities which, if purchased and owned by Landlord, would ordinarily be considered to be of a capital nature;

        H. Costs resulting from the negligence or misconduct of Landlord or its employees, agents or contractors;

        I. Costs in any manner associated with hazardous materials and substances (as described in Section 17.1), except that routine fees for disposal of building standard fluorescent lamps and similar items may be included in Operating Costs;

        J. Travel, entertainment and related expenses incurred by Landlord or its personnel.

As soon as reasonably practicable prior to the Commencement Date and the commencement of each calendar year during the Term, Landlord shall, with input and direction from Tenant, determine an estimate of, and budget for, Operating Costs for the ensuing calendar year. All levels of service, operation and maintenance, to the extent controllable, shall be determined from time to time by Tenant in its discretion, but at all times consistent with similar Projects. The budget, as initially established for any year, shall be adjusted to reflect Tenant's determinations as to such levels. No expenditure in excess of any line item in the budget (or which will, with reasonably anticipated expenses, cause such excess) shall be made without Tenant's consent and an adjustment to the budget, except in case of emergency where Landlord may take reasonable necessary action without such prior authorization. Tenant shall pay, as additional rent hereunder together with each installment of Base Rent, one-twelfth (1/12th) of estimated Operating Costs less real estate taxes and installments of special assessments. Real estate taxes and installments of special assessments shall be due on or before the later of (a) ten (10) days after receipt of Landlord's invoice or (b) twenty (20) days prior to the last date such taxes and installments of special assessments are due without penalty. As soon as reasonably practicable after the end of each calendar year during the Term and in any event within 120 days, Landlord shall furnish to Tenant a statement of the actual Operating Costs for the previous calendar year, and within thirty
(30) days thereafter Tenant shall pay to Landlord, or Landlord shall credit to the next rent payments due Landlord from Tenant, as the case may be, any difference between the actual Operating Costs and the estimated Operating Costs paid by Tenant. Operating Costs for the years in which this Lease commences and terminates shall be prorated by multiplying the actual Operating Costs by a fraction the numerator of which is the number of days of that year of the Term and the denominator of which is 365.

For a period of three (3) years following Tenant's receipt of Landlord's statement of actual Operating Costs, Landlord shall keep available for Tenant's inspection and/or audit complete books and records relating to Operating Costs. During this period Tenant may copy, inspect and/or audit Landlord's Operating Costs books and records upon reasonable notice to Landlord. The audit must be performed during regular business hours in the offices where Landlord maintains its accounting records. No subtenant will have the right to audit under this provision. An assignee may have the right to audit as provided herein, however, such right shall only apply to the assignee's term pursuant to the Lease. In the event a discrepancy of five percent (5%) or more is found in favor of Tenant, Landlord shall pay the cost of such audit. If the audit discloses an overcharge by Landlord, Landlord shall reimburse Tenant for such overcharge within twenty
(20) days, unless Landlord disputes the result of the audit.

6. ADDITIONAL TAXES: Tenant shall pay as additional rent to Landlord, together with each installment of Base Rent, the amount of any gross receipts tax, sales tax or similar tax (but excluding therefrom any income, estate, inheritance, corporate or franchise tax), payable by Landlord, on or measured by the receipt of Base Rent and adjustments thereto. If any such tax is a progressive tax with higher tax rates on higher receipts, then Tenant shall only pay the amount of tax that would be payable if the Base Rent payable by Tenant were the only amount subject to such tax.

7. OBLIGATIONS OF LANDLORD: Landlord agrees that Tenant shall quietly enjoy the Premises in accord with the provisions hereof, subject only to Section 18. Landlord shall:

        A. Furnish heat and air conditioning to provide an environment that in Tenant's reasonable judgment is comfortable for occupancy of the Premises for Tenant's business operations and in accordance with any applicable regulations.

        B.      Provide passenger elevator service at all times.

        C. Provide janitorial service in and about the Premises as determined by Tenant in is reasonable judgment.

        D. Keep the structure of the Building, and all structural components thereof, including without limitation, footings, foundations, columns, exterior walls, interior weight bearing walls, floor and ceiling slabs, and roof (and all elements of the roof, whether structural or non-structural), in good repair, ordinary wear and tear excepted, and make all necessary or appropriate replacements thereto, all at Landlord's sole cost and without inclusion in Operating Costs.

        E. Provide water for process, drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord.

        F. Provide electricity to the Premises for lighting and operation of small business office equipment (but not equipment using amounts of power in excess of that for which the Premises are presently designed and rated).

        G. Landlord shall, consistent with the budget approved by Tenant, operate, maintain and manage the Project, including grounds and parking areas in a manner mutually satisfactory to Landlord and Tenant or as reasonably requested by Tenant. All such maintenance which is provided by Landlord shall be provided as reasonably necessary for the comfortable use and occupancy of the Premises during Tenant's business hours, upon the condition that the Landlord shall not be liable for damages for failure to do so due to causes beyond its control.

        H. Maintain in full force and effect during the term hereof, a policy of all-risk insurance, insuring the improvements for their full replacement value.

It is understood that Landlord does not warrant that any of the services and utilities referred to above will be free from interruption from causes beyond the reasonable control of Landlord. Such interruption of service or utilities shall never be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof or render Landlord liable to Tenant for damages by abatement of rent or otherwise or relieve Tenant from performance of Tenant's obligations under this Lease, provided Landlord uses all reasonable efforts to restore such services and utilities as soon as possible.

Following the transfer of Landlord's interest in the Project, other than a transfer for security purposes only, to an entity which is not controlled by Ryan Companies US, Inc., its parent, subsidiary or affiliate, or to an entity which is not controlled by the principals of Ryan, its parent, subsidiary or affiliates, Tenant may at any time during the Term, upon at least sixty (60) days prior notice, elect to assume the obligation of Landlord to operate, maintain and manage the Project (other than the obligations of Landlord under Sections 7D, 12 and 13 and for capital improvements that may be included in Operating Costs, which Landlord shall retain), in which event Operating Costs shall be prorated as of the date Tenant assumes such obligations and Landlord shall not thereafter be entitled to any management fee.

8.1. LEASEHOLD IMPROVEMENTS: Landlord shall make and install or provide for the installation of leasehold improvements in accordance with the plans, specifications, terms and conditions set forth in Exhibit C. Except as specifically provided for in this Lease, Landlord shall have no obligation to repair, improve, redecorate or remodel the Premises.

All contractors and subcontractors performing work at the Premises during the initial build-out of the Building, whether for Landlord or Tenant, must be recognized and approved by the AFL-CIO Building Trades Council having jurisdiction and each such contractor or subcontractor must be bound by and a signatory to an applicable bargaining agreement and observe area standards for wages and other terms and conditions of employment, including fringe benefits; provided, however, that this requirement does not apply to or affect any maintenance or similar type of workers performing services at the Premises or employees of Tenant after the Premises are complete.

Landlord shall make a commercially reasonable effort to enter into a Project Labor Agreement for the Project with the AFL-CIO Building Trades Council having jurisdiction.

8.2. EARLY ACCESS: Tenant and its vendors shall have early access to the Premises at least two (2) weeks prior to the commencement of the Term to install its equipment, telephone and data lines prior to completion of its move-in and occupancy of the Premises in coordination with Landlord's work and schedule for completion of the Building provided, however, that, without limiting the foregoing, Landlord shall cooperate in all reasonable respects with Tenant in the installation of its equipment.

9. COVENANTS OF TENANT: Tenant agrees that it shall:

        A. Observe such rules and regulations as from time to time may be put in effect by Landlord for the general safety of Tenant and the Building, subject, however, to Tenant's approval of such rules and regulations, which approval shall not be unreasonably withheld.

        B. Give Landlord access to the Premises at all reasonable times, accompanied by Tenant, without change or diminution of rent or interference with Tenant's business, to enable Landlord to examine the same and to make such repairs, additions and alterations as Landlord may deem advisable, and during the nine
                (9) months prior to the expiration of the Term, to exhibit the Premises to prospective tenants and to place upon the door or in the windows of the Premises any usual or ordinary "For Lease" signs. Tenant may deny Landlord access to certain areas reasonably designated by Tenant, from time to time, by reason of security, confidentiality or function.

        C. Pay as part of Operating Costs for all replacement electric lamps, starters and ballasts used in the Premises.

        D. Upon the termination of this Lease in any manner whatsoever, remove Tenant's personal property and such of its equipment and trade fixtures as it desires and those of any other person claiming under Tenant, and quit and deliver up the Premises to Landlord peaceably and quietly in as good order and condition as the same are now in or hereafter may be put in by Landlord or Tenant, reasonable use and wear thereof and repairs which are Landlord's obligation and damage by fire or other casualty excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of the same as it deems expedient. Tenant shall not be required to repair damage (other than damage to the exterior of the Building or structural damage) to the Premises caused by removal of such items provided that it uses reasonable means to remove the same.

        F. Not assign this Lease or sublet all or any part of the Premises voluntarily, involuntarily or by operation of law, without first obtaining Landlord's written consent thereto. Landlord shall, within ten (10) days of its receipt of Tenant's request, approve or reject the assignment or sublease and, if rejected, Landlord shall specify its reason(s) for withholding approval. Landlord's failure to respond within ten (10) days shall be deemed approval. Landlord's consent will not be withheld provided that
                (i) the occupancy of any such
                assignee or sublessee is not inconsistent with the character of the Building; (ii) such assignee (but not any sublessee) shall assume in writing the performance of the covenants and obligations of Tenant hereunder which arise after the effective date of the assignment; (iii) a fully executed copy of any such assignment or sublease shall be immediately delivered to Landlord and (iv) in the case of an assignment (but not sublease), the assignee is reasonably creditworthy given the financial obligations imposed by this Lease, but the making of such assignment or sublease shall not be deemed to release Tenant from the payment and performance of any of its obligations under this Lease. Notwithstanding the foregoing, Landlord's consent shall not be required for any assignment or sublease made in connection with any merger, consolidation, or sale of all or substantially all of the assets of Tenant which are related to the business or division then operating at the Premises or to any affiliate of Tenant. In the event of an assignment, Landlord agrees to release Tenant from its obligations under this Lease if the net worth and net operating income of the assignee is reasonably sufficient, in Landlord's reasonable business judgment, to meet the obligations of the Tenant under this Lease.

        G. Tenant may, at its sole expense (except as provided for in Exhibits C and D), erect exterior signage not in excess of that permitted by applicable code and regulation for the Premises.

        H. Not do any act which may make void or voidable any insurance on the Premises or the Building, or which may render an increased or extra premium payable for any insurance deemed necessary or advisable by Landlord, provided, however, that upon notice from Landlord, Tenant may elect to pay such additional cost.

        I. Not make any structural alterations or additions to the Premises without obtaining the prior written approval of the Landlord thereto, and all alterations, additions or improvements (including carpeting or other floor covering which has been glued or otherwise affixed to the floor) which may be made by either of the parties hereto upon the Premises, shall be the property of Landlord, and shall remain upon and be surrendered with the Premises, as a part thereof, at the termination of this Lease. Office furniture, trade fixtures and equipment shall be the property of Tenant and may be removed by Tenant and the termination of this Lease.

        J. Except for the initial construction which is the obligation of Landlord under Section 8.1 and Exhibits C and D, keep the Premises and the Project free from any mechanics', materialmen's, contractors' or other liens arising from, or any claims for damages growing out of, any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Provided, however, that Tenant shall have the right to contest any such lien, in which event such lien shall not be considered a default under this Lease until the existence of the lien has been finally adjudicated and all appeal periods have expired. Tenant shall indemnify and hold harmless Landlord from and against any such lien, or claim or action thereon, reimburse Landlord promptly upon demand therefor by Landlord for costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such lien, claim or action, and, upon written request of Landlord if Landlord reasonably deems itself insecure with the prospect for payment by Tenant, provide Landlord with a bond, letter of credit, cash deposit or other reasonable security in an amount necessary to obtain a release of the Premises or the Project from such lien if the lien claimant ultimately prevails.

        K. Tenant shall, at its own expense, comply with the requirements, as to Tenant's particular use, of insurance underwriters and insurance rating bureaus and governmental authorities having jurisdiction, provided that Landlord shall be responsible for assuring that the initial construction of the improvements comply with the foregoing requirements.

        L. Maintain in full force and effect during the term hereof, a policy of public liability insurance under which Landlord is named as additional insured. The minimum limits of liability of such insurance shall be $1,000,000.00 combined single limit as to bodily injury and property damage. Tenant agrees to deliver a certificate of insurance evidencing such coverage to Landlord. Such policy shall contain a provision requiring thirty (30) days written notice to Landlord before cancellation of the policy can be effected.

10. AMERICANS WITH DISABILITIES ACT: The parties agree that the liabilities and obligations of Landlord and Tenant under that certain federal statute commonly known as the Americans With Disabilities Act as well as the regulations and accessibility guidelines promulgated thereunder as each of the foregoing is supplemented or amended from time to time (collectively, the "ADA") shall be apportioned as follows:

A. If any of the common areas of the Project, including, but not limited to, exterior and interior routes of ingress and egress, off-street parking and all rules and regulations applicable to the Premises, the Building or the Project, fails to comply with the ADA, or if the Building and the Premises as initially constructed does not conform to the requirements of the ADA in effect at the time of substantial completion thereof, then in any such case such nonconformity shall be promptly made to comply by Landlord at its sole expense. Landlord shall also cause its manager of the Building and the Project (the "Manager") to comply with the ADA in its operation of the Building and the Project.

B. From and after the commencement date of the Lease, Tenant covenants and agrees to conduct its operations within the Premises in compliance with the ADA. If any of the Premises fails to comply with the ADA (other than by reason of a change in the ADA after the substantial completion of the Premises, which shall be the responsibility of Landlord), such nonconformity shall be promptly make to comply by Tenant. In the event that Tenant elects to undertake any alterations to, for or within the Premises, excluding initial build-out work, Tenant agrees to cause such alterations to be performed in compliance with the ADA.

11. PARKING AND DRIVES: Tenant, its employees, and invitees shall have the exclusive right to use the driveways and parking lots, except that the driveway area designated on Exhibit B as "Shared Driveway" shall be for access to the land and the parcel which is located Southerly of the land. Tenant, may, at its own expense, designate parking spaces as being for visitors of Tenant. Any changes, additions or deletions to such signage shall be at Tenant's expense. Tenant further agrees not to use, or permit the use by its employees, the parking areas for the long term storage of automobiles or other vehicles without the written consent of Landlord. Landlord represents and warrants that the Site Plan attached as Exhibit B shows parking sufficient to satisfy a parking ratio of 4.5 spaces per 1000 square feet of rentable area in the Building with an area designated on the Site Plan as "Future Parking" which is available to add sufficient spaces to satisfy a parking ratio of five spaces per 1000 square feet of area, all in accordance with applicable legal requirements. Landlord shall not make any changes to the Site Plan or the improvements depicted thereon without the approval of Tenant in its absolute discretion.

12. CASUALTY LOSS: If the Building is damaged in part or whole from any cause and the Building can be substantially repaired and restored within the Repair Period (as defined below) from the date of the damage using standard working methods and procedures, Landlord shall at its expense promptly and diligently repair and restore the Building, including all leasehold improvements, to substantially the same condition as existed before the damage. This repair and restoration shall be made within the Repair Period unless the delay is due to causes beyond Landlord's reasonable control. As soon as reasonably possible and in any event within thirty (30) days after the damage, Landlord shall notify Tenant in writing of the number of days required for the completion of repairs from the date of the damage, including a date certain for the completion thereof (the "Repair Completion Date"). If the Repair Completion Date is more than 120 days, but less than 365 days, from the date of damage, Tenant may, at its election made by giving written notice thereof to Landlord within ten (10) days after receipt of Landlord's notice, extend the time for completion of repair through the Repair Completion Date. As used herein, the "Repair Period" means the period commencing with the date of damage and ending on the Repair Completion Date unless, in any case where the Repair Completion Date is more than 120 days after the date of the damage, Tenant does not elect, or does not have the right to elect, as provided above to extend the time permitted for repair beyond said 120 day period, in which event the Repair Period shall end 120 days after the date of the damage.

If the Building cannot be repaired and restored within the Repair Period, then either party may, within ten (10) days after the determination of the Repair Period as provided above, cancel the Lease by giving notice to the other party. If Landlord does not commence repairs within 30 days after the damage or continue to prosecute such repair continuously with reasonable diligence, or if the Building is not repaired and restored within the Repair Period, then Tenant may cancel the Lease at any time thereafter and prior to completion of the repair. Tenant shall not be able to cancel this Lease if its willful misconduct caused the damage unless Landlord is not promptly and diligently repairing and restoring the Premises.

The Base Rent and Additional Rent shall abate to the extent fair and equitable and the abatement shall include any period that Tenant is unable to occupy or use the Building, or its occupancy or use is materially adversely affected by reason of any casualty or cause, whether or not the Premises are "untenantable" and whether or not the Premises themselves are damaged. The abatement shall consider the nature and extent of interference to Tenant's ability to conduct business in the Premises and the need for access and essential services. The abatement shall continue from the date the damage occurred until thirty (30) business days after Landlord completes the repairs and restoration, or until Tenant again uses the Premises or the part rendered unusable, whichever is first.

Notwithstanding anything else in Section 13, Landlord is not obligated to repair or restore damage to Tenant's trade fixtures, furniture, equipment, or other personal property.

If the Lease is in the last twelve (12) months of its Term when material damage to the Building occurs, then Landlord may cancel this Lease unless Tenant makes one of the following elections and gives notice thereof within ten (10) days after receipt of notice of such cancellation from Landlord: 1) elects to extend the Term of the Lease for the next available Extended Term, if any, or 2) elects to continue its occupancy for the balance of the Term without requiring Landlord to repair the damage. Material is defined as costing more than 25% of the replacement cost of the Building. To cancel, Landlord must give notice to Tenant within ten (10) days after the Landlord knows of the damage. The notice must specify the cancellation date, which shall be at least thirty (30) but not more than sixty (60) days after the date notice is given.

13. CONDEMNATION: If the entire Premises is taken by eminent domain or transferred under threat of such taking, this Lease shall automatically terminate as of the date of taking. If a portion of the Premises, or any portion of the Building or common area, including parking, or good and sufficient access thereto, is taken by eminent domain and it is unfeasible, in Tenant's reasonable judgment, for Tenant to continue to operate its business in the portion of the Premises remaining, Tenant shall have the right to terminate this Lease as of the date of taking by giving written notice thereof to Landlord within ninety
(90) days after date of taking. If Landlord or Tenant does not elect to terminate this Lease, Landlord shall, at its expense, restore the Premises, including any improvements or other changes made therein by Tenant, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and to the extent that the Premises or the Project , including the common areas and access thereto or the use thereof by Tenant is adversely affected, the rent shall equitably abate. All damages awarded for a taking under the power of eminent domain shall belong to and be the exclusive property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold estate hereby created or to the fee of the Premises; provided, however, that Landlord shall not be entitled to any separate award made to Tenant for the value and cost of its personal property and fixtures or for relocation benefits.

14.1 DELAY IN POSSESSION: Landlord has not and shall not grant to any third party the right to possess or occupy the Project. If the Term has not commenced pursuant to Section 2.1 by October 1, 1998, due to the possession or occupancy thereof by any person not lawfully entitled thereto, or because construction has not yet been completed, or by reason of any building operations, repair or remodeling to be done by Landlord, Landlord shall use due diligence to complete such construction, building operations, repair or remodeling and to deliver possession of the Premises to Tenant. The Landlord, using such due diligence, shall not be liable for failure to obtain possession of the Premises for Tenant or to timely complete such construction, building operations, repair or remodeling, and the rental and other charges payable by Tenant hereunder shall be abated until the Premises shall, on Landlord's part, be ready for occupancy by Tenant, this Lease remaining in all other respects in full force and effect.

14.2 If the Term has not commenced, pursuant to Section 2.1 by November 1, 1998, due to the possession or occupancy thereof by any person not lawfully entitled thereto, or because construction has not yet been completed, or by reason of any building operations, repair or remodeling to be done by Landlord, Landlord shall use due diligence to complete such construction, building operations, repair or remodeling and to deliver possession of the Premises to Tenant. Landlord, using such due diligence, shall be liable only for an amount equal to one day's Base Rent and Operating Costs for each day of delay, such amount to be credited to the Base Rent and Operating Costs first due under the terms of this Lease. Subject to Section 14.3 and such use of due diligence, such credit shall be Tenant's sole remedy for Landlord's failure to obtain possession of the Premises for Tenant on or before March 31, 1999, this Lease remaining in all other respects in full force and effect. Such day for day credit shall apply from and after November 1, 1998 regardless of the cause for delay in commencement of the Term and shall include the period during which Tenant elects to delay the commencement of the Term pursuant to Section 2.1 even if the Term would have, but for such election, commenced during such period.

14.3 If the Term has not commenced by March 31, 1999, ( and regardless of whether such delay is permitted under Section 29), Tenant may, in addition to any other rights or remedies, at its election upon notice given to Landlord, terminate this Lease at any time thereafter but prior to substantial completion and commencement of the Term of this Lease. If Tenant terminates this Lease pursuant to this Section 14.3 and, but for the delays permitted under Section 29, the Premises could have been completed prior to March 31, 1999, Landlord shall be liable to Tenant for damages.

14.4 As used in the preceding Sections of this Article 14, the phrase "using due diligence" means having used due diligence from the date hereof through the date in question and thereafter continuing to use due diligence to complete the Landlord's obligations within the time required.

15. LIABILITY AND INDEMNITY: Save for its negligence and that of its agents, Landlord shall not be responsible or liable to Tenant for any loss or damage (i) that may be occasioned by or through the acts or omissions of persons occupying any part of the Building or any persons transacting any business in or about the Building or persons present in or about the Building for any other purpose or
(ii) for any loss or damage resulting to Tenant or its property from burst, stopping or leaking water, sewer, sprinkler or steam pipes or plumbing fixtures or from any failure of or defect in any electric line, circuit or facility. Subject to Section 16, Tenant shall defend, indemnify and save Landlord harmless from and against all liabilities, damages, claims, costs, charges, judgments and expenses, including, but not limited to, reasonable attorneys' fees, which may be imposed upon or incurred or paid by or asserted against Landlord, the Premises or any interest therein or in the Building by reason of or in connection with any negligent or tortious act on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees, any accident, injury, death or damage to any person or property occurring in, the Premises or any part thereof, provided, however, that nothing contained in this paragraph shall be deemed to require Tenant to indemnify Landlord with respect to any negligence or tortious act or omission committed by Landlord or its agents or any other tenant, occupant, licensee or invitee, or to any extent prohibited by law.

Subject to Section 16, Landlord shall defend, indemnify and save Tenant harmless from and against all liabilities, damages, claims, costs, charges, judgments and expenses, including, but not limited to, reasonable attorneys' fees, which may be imposed upon or incurred or paid by or asserted against Tenant, the Premises or any interest therein or in the Building by reason of or in connection with any negligent or tortious act on the part of Landlord or any of its agents, contractors, servants, employees, licensees or invitees, any accident, injury, death or damage to any person or property occurring in, the Premises or any part thereof, provided, however, that nothing contained in this paragraph shall be deemed to require Landlord to indemnify Tenant with respect to any negligence or tortious act or omission committed by Tenant or its agents or any other tenant, occupant, licensee or invitee, or to any extent prohibited by law.

16. MUTUAL RELEASE/WAIVER OF SUBROGATION: Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by any of the all risk casualties insurable under an all risk property insurance policy, even if such casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

Landlord shall maintain at all times from and after the date hereof and through the Term commercial general liability insurance in the amount of not less than $1,000,000 on a combined single limit basis and name the Tenant as an additional named insured thereon.

17.1 HAZARDOUS SUBSTANCES: Tenant shall use all reasonable efforts to not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials. Tenant shall not allow the storage or use of such substances or materials in any manner in violation of law or materially below the accepted standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Project any such materials or substances except to use in the ordinary course of Tenant's business. After written notice from Landlord requesting the identity of such substances or materials, Tenant shall provide Landlord with a list of the same. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et. seq., and applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises and Tenant has caused the release. In addition, Tenant shall certify on a reasonable basis from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials brought by Tenant on to the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises (but only if brought by Tenant or permitted by Tenant to be brought) occurring while Tenant is in possession, or on adjoining land if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Term.

In all events, Landlord shall indemnify Tenant in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises now existing in, on, under or about the Premises or incorporated in the Project or caused or permitted by Landlord, or on adjoining land if caused by Landlord or persons acting under Landlord. The within covenants shall survive the expiration or earlier termination of the Term.

17.2 To the best of Landlord's knowledge, there does not exist any toxic or hazardous waste or material, or any pollutant or any substance regulated by any environmental law in, under or above the Project or the Expansion Landlord (as defined in Section 4.1 of Exhibit C) or any part thereof.

18. DEFAULT: Tenant hereby agrees that in case Tenant shall default in making its payments hereunder or any of them or in performing any of the other agreements, terms and conditions of this Lease and such default continues for five days after written notice thereof as to the payment of Base Rent and regular monthly installments of fixed estimates of operating costs (a "Monetary Default") or thirty (30) days (or such longer period as Tenant, acting diligently, may reasonably require) after written notice thereof as to all other defaults, then, in any such event, Landlord, in addition to all other rights and remedies available to Landlord by law or by other provisions hereof, may after five days written notice, with due process, re-enter immediately into the Premises and remove all persons and property therefrom, and, at Landlord's option, annul and cancel this Lease as to all future rights of Tenant and Tenant hereby expressly waives the service of any notice in writing of intention to re-enter as aforesaid. Tenant further agrees that in case of any such termination Tenant will indemnify the Landlord against all loss of rents and other damage which Landlord incurs by reason of such termination, including, but not being limited to, costs of restoring and repairing the Premises as required by this Lease, costs of renting the Premises to another tenant, loss or diminution of rents and other damage which Landlord may incur by reason of such termination, and all reasonable attorney's fees and expenses incurred in enforcing any of the terms of the Lease. Neither acceptance of rent by Landlord, with or without knowledge of breach, nor failure of Landlord to take action on account of any breach hereof or to enforce its rights hereunder shall be deemed a waiver of any breach, and absent written notice or consent, said breach shall be a continuing one.

19. NOTICES: All bills, statements, notices or communications which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and sent by registered or certified mail, or sent by a nationally recognized overnight courier service addressed to Tenant at corporate headquarters: VERITAS Software, 1600 Plymouth Street, Mountain View CA 94043 and, from and after the date Tenant occupies and commences business operations at the Premises and until further notice from Tenant, at the Premises and the time of rendition thereof of the giving of such notice or communication shall be deemed to be the time when the same is deposited in the mail or with such overnight courier as herein provided. Any notice by Tenant to Landlord must be served by registered or certified mail, or sent by a nationally recognized overnight courier service addressed to Landlord at the address where the last previous rental hereunder was payable, or in case of subsequent change upon notice given, to the latest address furnished. Either Landlord or Tenant may, upon ten (10) days prior written notice to the other as herein provided, change its address for notices under this Lease.

20. HOLDING OVER: Should Tenant continue to occupy the Premises after expiration or termination for any reason of the Term or any renewal or renewals thereof such tenancy shall be from month to month and in no event from year to year or for any longer term, and shall be on all the terms and conditions hereof applicable to a month to month tenancy except that Base Rent shall equal one hundred percent (100%) if in the initial term and one hundred twenty-five percent (125%) if in an Extended Term of the Base Rent payable at the time of such expiration or termination. In addition, Tenant shall continue to pay Operating Costs. Nothing in this Section 20, however, shall prevent Landlord from removing Tenant forthwith and seeking all remedies available to Landlord in law or equity.

21. SUBORDINATION: Subject to the non-disturbance provided for below, the rights of Tenant shall be and are subject and subordinate at all times to the lien of any first mortgage now or hereafter in force against the Project, and Tenant shall, within twenty days (20) after request, execute such further instruments subordinating this Lease to the lien of any such mortgage as shall be requested by Landlord, which shall include agreement by Tenant to attorn to the holder of such mortgage, covenant of nondisturbance of Tenant's occupancy by such holder in the event that such holder, its successors or assigns, succeeds to the interest of Landlord and such holder consent to the application of insurance proceeds to restoration of casualty loss damage, subject to such reasonable conditions as such holder may impose. All such instruments shall be in form and substance satisfactory to Landlord and Tenant, both acting reasonably.

22. ESTOPPEL CERTIFICATE: Tenant and Landlord shall each at any time and from time to time, upon not less than ten (10) days prior written notice from the other, execute, acknowledge and deliver to the other and any other parties designated by the other, a statement in writing certifying (a) that this Lease is in full force and effect and is unmodified (or, if modified, stating the nature of such modification), (b) the date to which the rental and other charges payable hereunder have been paid in advance, if any, and (c) that there are, to such party's actual knowledge, no uncured defaults on the part of the other hereunder (or specifying such defaults if any are claimed). Any such statement may be furnished to and relied upon by any prospective purchaser or encumbrancer, assignee or sublessee of all or any portion of the Project.

23. SERVICE CHARGE: Tenant agrees to pay interest at the per annum rate equal to two percent (2%) plus the prime rate announced as such from time to time in the Wall Street Journal under the section "Money Rates" of any payment of monthly Base Rent or additional charge payable by Tenant hereunder which is not paid within five (5) days from the date due.

24. BINDING EFFECT: The work "Tenant", wherever used in this Lease, shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns.

25. TRANSFER OF LANDLORD'S INTEREST: In the event of any transfer or transfers of Landlord's interest in the Premises or the Project, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, provided that the transferee assumes this Lease and agrees to pay and perform the obligations of Landlord which accrue thereafter.

26. LIMITATION OF LIABILITY: In the event that Landlord is ever adjudged by any court to be liable to Tenant in damages, Tenant specifically agrees to look solely to Landlord for the recovery of any judgment from Landlord, it being agreed that if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers, or shareholders, shall never be personally liable for any judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against

Landlord or Landlord's successor in interest, or to maintain any other action not involving the personal liability of Landlord (or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, requiring its directors, officers or shareholders to respond in monetary damages from assets other than Landlord's in the Building) or to maintain any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

27. ADDITIONAL RENT AMOUNTS: Any amounts in addition to Base Rent payable to Landlord by Tenant hereunder, including without limitation amounts payable pursuant to Sections 5, 9K, 15, 17.1 and Exhibit C, and hereof ("Additional Rent") shall be an obligation of Tenant hereunder and all such Additional Rent shall be due and payable within twenty (20) days after receipt of written demand thereof, accompanied by reasonable substantiation in case of amounts which are not fixed under this Lease.

28. INCORPORATION OF EXHIBITS: The following exhibits to this Lease are hereby incorporated by reference for all purposes as fully set forth at length herein:

               Exhibit A-1   Legal Description
               Exhibit A-2   Schematic Depiction
               Exhibit B     Site Plan
               Exhibit C     Additional Terms and Conditions
               Exhibit D     Outline Plans and Specifications
               Exhibit E     Construction Schedule
               Exhibit F     Elevation Plan

29. FORCE MAJEURE: All of the obligations of Landlord and of Tenant under this Lease are subject to and shall be postponed for a period equal to any delay or suspension resulting from fire, strikes, acts of God, and other causes beyond the control of the party delayed in its performance hereunder this Lease remaining in all other respects in full force and effect and the Term not thereby extended. Landlord shall, with respect to the initial construction of the Building and the Premises (including all leasehold improvements), notify Tenant within five (5) days after Landlord or its general contractor actually knows of the commencement of a cause beyond its control which will constitute a permitted postponement of the time for performance of its obligations under this Section, failing which such cause shall not constitute an excused delay under this Section. With respect to any delay not caused by Tenant in such initial construction of the Building and Premises (including all leasehold improvements) otherwise excused under this Section, the period of postponement allowed Landlord shall not exceed one day for each day that the cause of delay exists and Landlord in any event shall, at its sole cost and expense, exercise its best effort to make up for any such delay, including by working overtime.

30. BROKERS: Landlord acknowledges and agrees that it is obligated to pay a brokerage fee to Tobin Real Estate Company in the amount of $181,364.00 and to CB Commercial Real Estate in the amount of $90,682.00, payable one-half on the first construction draw made by Landlord and the second-half payable upon occupancy by Tenant.

31. GENERAL: The submission of this Lease for examination does not constitute the reservation of or an option for the Premises, and this Lease becomes effective only upon execution and delivery hereof by Landlord and Tenant. This Lease does not create the relationship of principal and agent or of partnership, joint venture or any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of lessor and lessee. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The topical headings of the several paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease. This Lease can only be modified or amended by an agreement in writing signed by the parties hereto, their successors or assigns. All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto.

Tenant may exercise and continue to exercise all of its rights under this Lease upon the occurrence and during the continuance of any default under this Lease up to the point of termination of this Lease, including but not limited to the Right of First Refusal and the options to extend the Term.

Whenever the consent or approval of the Landlord or Tenant is required by this Lease, such consent or approval shall not be unreasonably withheld or delayed.

Time is of the essence under this Lease.

32. SEVERABILITY: The invalidity of any provision, clause or phrase herein contained shall not serve to render the balance of this Lease ineffective or void and the same shall be construed as if such had not been herein set forth.

33. ADDITIONAL PROVISIONS:

        A. If Tenant shall pay any Base Rent, Additional Rent or any other amount under protest and later shall be deemed to have not owed all or some part of the amount paid under protest, then Tenant may recover the same from Landlord or offset against installments of Base Rent, Additional Rent and other amounts payable by Tenant hereunder the amount paid under protest and determined not to have been owed, together with interest thereon from and after the date of payment under protest to the date of recovery or offset at the rate of interest equal to two percent (2%) plus the prime rate announced as such from time to time in the Wall Street Journal under the section "Money Rates".

        B.      Landlord represents and warrants to Tenant that:

                a) Landlord has good title to the Project and the Expansion Land free and clear of any encumbrances that materially affects Tenant's rights or obligations under this Lease.

                b) Landlord has full power, right and authority to execute and perform this Lease and all corporate action necessary so to do has been duly taken.

If requested by Tenant, Landlord and Tenant shall enter into a short form memorandum of lease in form and substance reasonably acceptable to Landlord and Tenant for the purpose of reflecting on the record title to the Project and the Expansion Land, Tenant's leasehold estate and other rights under this Lease.

IN WITNESS WHEREOF, the respective parties hereto have caused this Lease to be executed the day and year first above written.

LANDLORD:

RYAN COMPANIES US, INC.

BY:   /s/ KENT M. CARLSON
      --------------------------------------

Its:    Vice President
      --------------------------------------


TENANT:

VERITAS SOFTWARE CORPORATION

BY:   /s/ JAY A. JONES
      --------------------------------------

Its:   VICE PRESIDENT AND GENERAL COUNSEL
      --------------------------------------

                                   EXHIBIT A-1

LEGAL DESCRIPTION:

Southerly Parcel of Lot 3 and Northerly Parcel of Lot 4

That part of Lot 3, Block 1, CENTRE POINTE BUSINESS PARK, according to the recorded plat thereof, Ramsey County, Minnesota, lying southerly of the following described line: Commencing at the northeast corner of said Lot 3; thence South 30 degrees 00 minutes 00 seconds East, assumed bearing, 171.23 feet along the easterly line of said Lot 3; thence southerly 143.99 feet along said east line of Lot 3 on a tangential curve concave to the west with a radius of 275.00 feet and with a central angle of 30 degrees 00 minutes 00 seconds; thence on a bearing of South 90.00 feet tangent to said curve along said east line of Lot 3 to the point of beginning of the line to be described; thence on a bearing West 408.50 feet to a point on the west line of Lot 3 and said line there terminating.

ALSO

That part of Lot 4, Block 1, CENTRE POINTE BUSINESS PARK, according to the recorded plat thereof, Ramsey County, Minnesota, lying northerly and northeasterly of a line described as follows: Commencing at the northwest corner of said Lot 4; thence South 00 degrees 00 minutes 00 seconds West, assumed bearing, along the west line of said Lot 4 a distance of 98.78 feet to the beginning of the line to be described; thence North 90 degrees 00 minutes 00 seconds East a distance of 194.99 feet; thence South 45 degrees 00 minutes 00 seconds East a distance of 89.36 feet to the easterly line of said Lot 4 and said line there terminating.

                             CERTIFICATE OF SURVEY

                                      FOR:

                                      RYAN
                                   COMPANIES
                                    US, INC.

                                  EXHIBIT B-1

                                Combination for
                                    new Lot


                                     [MAP]

[LOGO]    WESTWOOD                                      I hereby certify that this Plan was prepared by me
          Westwood Professional Services, Inc.          or under my direct supervision and that I am a
          104 Marty Dr. Suite 3                         duly registered PROFESSIONAL LAND SURVEYOR under
          Buffalo, MN 55313                             the laws of the State of Minnesota.
          612 882-2567

                                                        /s/  SCOTT A. GYLAM
                                                        -----------------------------------
                                                        Scott A. Gylam, L.S.
                                                        Minnesota Reg. No. 23002      Date    4/20/98
                                                                                           ----------
                                                                  Revised legal 4/20/98

                                  OPTION PIECE

                                   EXHIBIT A-3

                           CERTIFICATE OF SURVEY FOR:

                            RYAN COMPANIES US, INC.

                                  EXHIBIT C-1
                            Combination for New Lot

                                     [MAP]

LEGAL DESCRIPTION

Southerly Parcel of Lot 4 and Northerly Parcel of Lot 5
-------------------------------------------------------

That part of Lot 4, Block 1, CENTRE POINTE BUSINESS PARK, according to the recorded plat thereof, Ramsey County, Minnesota, lying southerly and southwesterly of a line described as follows: Commencing at the northwest corner of said Lot 4, thence South 00 degrees 00 minutes 00 seconds West, assumed bearing, along the west line of said Lot 4 a distance of 98.78 feet to the beginning of the line to be described; thence North 90 degrees 00 minutes 00 seconds East a distance of 194.88 feet; thence South 45 degrees 00 minutes 00 seconds East a distance of 99.36 feet to the easterly line of said Lot 4 and said line there terminating.

ALSO

That part of Lot 5, Block 1, CENTRE POINTE BUSINESS PARK, according to the recorded plat thereof, Ramsey County, Minnesota, lying northerly of a line described as follows: Commencing at the most northerly northwest corner of said Lot 5; thence South 00 degrees 00 minutes 00 seconds West, assumed bearing, along a west line of said Lot 5 a distance of 56.35 feet to the beginning of the line to be described; thence North 90 degrees 00 minutes 00 seconds East a distance of 271.80 feet to the northeasterly line of said Lot 5 and said line there terminating.

[LOGO]    WESTWOOD                                      I hereby certify that this Plan was prepared by me
          Westwood Professional Services, Inc.          or under my direct supervision and that I am a
          104 Marty Dr. Suite 3                         duly registered PROFESSIONAL LAND SURVEYOR under
          Buffalo, MN 55313                             the laws of the State of Minnesota.
          612 882-2567


                                                        /s/  SCOTT A. GYLAM
                                                        -----------------------------------
                                                        Scott A. Gylam, L.S.
                                                        Minnesota Reg. No. 23002      Date    4/20/98
                                                                                           ----------
                                                                  Revised legal 4/20/98

                                    EXHIBIT C
                         ADDITIONAL TERMS AND CONDITIONS

        For the purpose of this Exhibit C, Landlord and Tenant agree as follows:

1.      DEFINITIONS:

        A)      "Total Project Cost" shall mean the sum of the following costs:


                a)      Land, at a fixed cost of                                            $747,533.00

                b)      Actual Construction Costs of the Landlord's Work, at a
                        cost not to exceed                                                $3,443,135.00

                c)      Actual Construction Costs of Leasehold
                        Improvements, at a cost budgeted to be                            $2,048,013.00

                d)      Legal counsel for Landlord and Lender, at a fixed cost
                        of                                                                   $35,000.00

                e)      Title Expenses, including mortgage registration tax,
                        title insurance, title disbursement fee, closing,
                        recording and miscellaneous costs, at a fixed cost of                $41,736.00


                f)      Financing fee, including interim and permanent financing
                        and commitment fee, at a fixed cost of                             $115,992.00

                g)      Marketing, including functions and travel, at a fixed
                        cost of                                                               $7,500.00

                h)      Interim Interest, at a fixed cost of                                $168,152.00

                i)      Survey costs, including boundary, plat process and
                        as-built lender, at a fixed cost of                                  $15,000.00

                j)      Miscellaneous costs, including appraisal, environmental,
                        inspecting architect, park dedication, interim real
                        estate taxes and moving allowance (which Landlord hereby
                        agrees to pay Tenant in the amount of $120,910.00,
                        one-half upon execution and one-half upon                           $155,410.00
                        occupancy), at a fixed cost of

                k)      Leasing, development and design fee (which Landlord
                        hereby agrees to pay at Tenant's option to Tenant or
                        Tenant's designee in the amount of $26,000.00, payable
                        upon execution, at a fixed cost of                                  $373,007.00


                l)      Project contingency, at a fixed cost of                              $40,000.00

                TOTAL PROJECT COSTS                                                       $7,190,478.00


                The above stated Actual Construction Costs of the Landlord's Work and Actual Construction Costs of the Leasehold Improvements already include the following fees: Contingency - 3%; Design Fee
                - 3%;

                Contractor's Fee - 3%; Overhead - 3%, in each case as a percentage of Actual Construction Costs, exclusive of all such percentage fees. Any savings in the 3% contingency shall benefit Tenant 70% and Landlord 30%.

                Subject only to the Leasehold Improvement Cost, said $7,190,478.00 is the absolute, guaranteed maximum Total Project Costs and shall not be increased for any reason; if the Actual Construction Costs of the Landlord's Work are less than $3,443,135.00, then the Total Project Costs shall be reduced by Seventy Percent (70%) of such savings.

        B) ACTUAL CONSTRUCTION COSTS: The term Actual Construction Costs shall mean costs necessarily incurred by Landlord in the proper performance of the work described in Exhibit D. Such work consists of the Landlord's Work (as defined in Section 3.1 below) and the Leasehold Improvements (as defined in Section 3.4(a) below). The Actual Construction Costs of the Landlord's Work and the Leasehold Improvements shall be determined without duplication; all Actual Construction Costs in respect of coordination of the Landlord's Work with the Leasehold Improvements shall be included in the Actual Construction Costs of the Landlord's Work. In the event of any ambiguity, conflict or inconsistency between the Landlord's Work or the Leasehold Improvements or as to the allocation of the Actual Construction Costs thereof, the same shall be deemed part of the Landlord's Work and included in the Actual Construction Costs thereof. All so-called "general conditions" to the extent permitted to be included in Actual Construction Costs shall be included in the Actual Construction Costs for the Landlord's Work. Such costs shall be at rates not higher than the standard paid at the place of the Property except with prior consent of Tenant. The Actual Construction Costs shall include only the following items.

                (a) Landlord's Labor Costs.

                        (i) Wages of construction workers directly employed by Landlord to perform the construction of the Landlord's Work and Leasehold Improvements at the site or at off-site workshops. Landlord will not self perform any of the construction without written approval for such self performed work by the Tenant except for general conditions, all rough carpentry work and installation of all wood doors, hollow metal doors and related hardware.

                        (ii) Wages or salaries of Landlord's supervisory and administrative personnel when stationed at the Property.

                        (iii) INTENTIONALLY DELETED

                        (iv) Wages and salaries of Landlord's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Landlord's Work and Leasehold Improvements, but only for that portion of their time required for the Landlord's Work and Leasehold Improvements.

                        (v) Costs paid or incurred by Landlord for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, transportation costs, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Actual Construction Costs as provided above. The cost of Landlord's contributions for F.I.C.A. taxes, state unemployment taxes, federal unemployment taxes, worker's compensation insurance and general liability insurance shall be an amount equal to 39% the employee's taxable wages. Such amount shall only apply to Landlord's field labor force and does not apply to its project management or design personnel.

                (b) Subcontract Costs. Payments made by Landlord to subcontractors in accordance with the requirements of the subcontracts.

                (c) Costs of Materials and Equipment Incorporated in the Completed Construction.

                        (i) Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

                        (ii) Costs of materials described in the preceding Clause 1(c)(i) in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to Tenant at the completion of the Landlord's Work and Leasehold Improvements or, at Tenant's option, shall be sold by Landlord. Amounts realized, if any, from such sales shall be credited to Tenant as a deduction from the Actual Construction Costs.

                (d) Costs of Other Materials and Equipment, Temporary Facilities and Related Items

                        (i) Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by Landlord at the site and fully consumed in the performance of the Improvements; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by Landlord. Cost for items previously used by Landlord shall mean fair market value.

                        (ii) Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by Landlord at the site, whether rented from Landlord or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities for equipment rental shall be per a rental rate schedule reasonably approved by Tenant.

                        (iii) Costs of removal of debris from the site.

                        (iv) Costs of telegrams and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

                        (v) Costs of temporary utilities (such as electricity, gas, sewer, water and other such items) utilized to construct the Property.

                        (vi) That portion of the reasonable travel and subsistence expenses of Landlord's personnel incurred while traveling in discharge of duties connected with the Improvements.

                (e) Miscellaneous Costs

                        (i) Premiums for insurance and bonds.

                        (ii) Sales, use, gross receipts or similar taxes imposed by a governmental authority which are related to the Improvements and for which Landlord is liable.

                        (iii) Fees and assessments for the building permit and for other permits, licenses and inspections.

                        (iv) Fees of testing laboratories for tests and inspections.

                        (v) Royalties and license fees paid for the use of a particular design, process or product required by Tenant; the cost of defending suits or claims for infringement of patent rights arising from such requirements; payments made in accordance with legal judgments against Landlord resulting from such suits or claims and payments of settlements made with Tenant's consent; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Actual Construction Costs, and provided that such royalties, fees and costs are not otherwise excluded.

                        (vi) Deposits lost for causes other than Landlord's fault or negligence.

                        (vii) Legal and paralegal costs incurred by Landlord in resolving subcontractor disputes that are not the result of Landlord's negligence.

                        (viii) Any deductibles paid by Landlord as a result of casualty losses.

                        (ix) Other costs incurred in the performance of the Landlord's Work and Leasehold Improvements if and to the extent approved in writing by Tenant in its sole discretion.

                (f) Emergencies. The Actual Construction Costs shall also include costs which are incurred by Landlord in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons or property.

                (g) Design, Engineering and Other Professional Services

                        (i) Costs incurred by Landlord to provide engineering, soil investigation and other professional services that are not performed by Landlord's design personnel.

                        (ii) Costs of travel, housing and subsistence of design professionals.

                        (iii) Costs of reproduction of any drawings, specification or submittal.

        C) COSTS NOT TO BE REIMBURSED: The Actual Construction Costs shall not include:

                        (i) Salaries and other compensation of Landlord's personnel stationed at Landlord's principal office or offices other than the site office, except as specifically provided in Paragraph 1(g).

                        (ii) Expenses of Landlord's principal office and offices other than the site office.

                        (iii) Overhead and general expenses, except as may be expressly included herein.

                        (iv) Landlord's capital expenses, including interest on Landlord's capital employed for the Improvements.

                        (v) Rental costs of machinery and equipment, except as specifically provided in Clause 1(d)(ii).

                        (vi) Any cost not specifically and expressly described under Actual Construction Costs.

2.1. BASE RENT: For the period from the Commencement Date through the sixtieth full calendar month of the Term, Monthly Base Rent shall be one-twelfth of the sum of:

        a) 10.11% of the Total Project Cost, exclusive of the Actual Construction Costs of Leasehold Improvements Cost;

        b)      15.727% of the Actual Construction Costs Leasehold Improvements
                Cost;

        c)      $15,113.75


2.2. For the period from the sixty-first month through the one-hundred twentieth month of the Term, Monthly Base Rent shall be 115% of the Monthly Base Rent for the sixtieth month.

2.3. For each of the Extended Terms, if applicable, Monthly Base Rent shall be an amount equal to 90% of Market Rent.

2.4. MARKET RENT. The term "Market Rent" means the rent per square foot that a willing landlord would accept and a willing tenant would pay, neither being under any compulsion or unusual consideration, for space comparable to the portion of the Building and for a term equivalent to the term for which the Market Rent is then being determined hereunder and for a lease which is "net" to the same extent as, and otherwise consistent with, this Lease, and taking into account all relevant considerations, including transactions in comparable buildings in the Northern Minneapolis Suburban corridor, all tenant or landlord concessions, costs and allowances, such as (but without limitation) leasehold improvement allowance, free rent and leasing commissions, including reduction in such rental rate to take into account that Tenant will not receive any allowance or concession.

        In the event Landlord and Tenant are unable to agree on Market Rent within twenty (20) days of Tenant's exercise of any extension option, then the Market Rent shall be determined by arbitration in accordance with the Commercial Arbitration

        Rules of the American Arbitration Association. Within forty-five (45) days after appointment, the arbitrator shall determine the current Market Rent. The cost of the arbitration shall be borne equally by Landlord and Tenant.

        Within twenty (20) days after receipt by Tenant of the written determination of Market Rent by arbitration, Tenant may, by written notice to Landlord, rescind its exercise of the extension option in question, provided that, if exercise of the rescission right is less than twelve (12) months before the end of the then Term, the Term shall be deemed extended at the Base Rent then in effect for a period of twelve (12) months after the date of such exercise of rescission. The determination and award by the arbitrator shall be final and binding on Landlord and Tenant.

3.1. CONSTRUCTION BY LANDLORD: Landlord shall, at its sole cost and expense, construct the Building and other improvements, including all common area improvements and landscaping contemplated by the Outline Specifications attached to the Lease as Exhibit D ("Landlord's Work"). Landlord's Work includes all design, engineering, labor and material referenced in, reasonably inferable from or otherwise necessary to complete the improvements contemplated by the Outline Specifications and as the same are extended in the Final Plans and Specifications, with exterior design and finish consistent with the elevations attached as Exhibit F. The Landlord's Work shall be performed in a good and workmanlike manner, consistent with best practices in the industry and in compliance with all applicable legal requirements. All of the provisions of Section 3.4 shall apply as well to the Landlord's Work, whether or not expressly so stated in Section 3.4.

3.2. ADJUSTMENTS AND CREDITS: Any adjustment to the contract price under the Outline Specifications shall be borne by Landlord and shall not increase the cost to Tenant, provided that any discretionary change order issued by Tenant pursuant to Section 3.4.(f) below which result in an increase in the cost of Landlord's Work shall be at Tenant's cost to the extent provided in Section 3.4.(f) below.

3.3. TENANT APPROVAL: Landlord shall consult with Tenant during the preparation of, and shall submit to Tenant for its approval, the final plans and specifications for the Landlord's Work and the Leasehold Improvements, which approval shall not be unreasonably withheld.

3.4.    LEASEHOLD IMPROVEMENTS:

        (a) Landlord shall construct and complete all of the work set forth in the plans and specifications prepared by Landlord and approved by Tenant (the "Leasehold Improvements"). Landlord shall at all times provide knowledgeable personnel to perform its duties with respect to such construction, and acknowledges and accepts the position of trust and confidence which it holds with respect to Tenant in respect thereof.

                Landlord shall be responsible for all aspects of the Leasehold Improvements, other than as specifically directed by Tenant in writing, necessary for the complete construction thereof, ready to turn over to Tenant on a "turnkey basis"; for coordination of plans prepared by or on behalf of Tenant with the base building and Landlord's Work; processing and documenting change orders requested by Tenant; securing all necessary approvals and authorizations, including but not limited to building permits for Leasehold Improvements; securing competitive bids; negotiation of all construction contracts; monitoring and inspecting the work and the progress thereof to the extent being performed by others; and preparation of a "punch list" of incomplete or defective work, including as required under any construction contract or this Lease.

        (b) Landlord (or an affiliate of Landlord) will act as general contractor for the Leasehold Improvements. Such work shall be performed at a cost not to exceed the competitive cost thereof.

        (c) The portion of the Leasehold Improvements not to be performed by Landlord's own forces shall be bid separately from Landlord's Work and shall be fixed price contract, unless otherwise agreed by Tenant. Except for discretionary changes in the Leasehold Improvements which are requested in writing by Tenant and documented by a written change order executed by Tenant setting forth the net cost to Tenant of such change (excluding changes requested by Tenant due to defective or inadequate construction or other deficiencies not the fault of Tenant), the cost to Tenant for the Leasehold Improvements shall not exceed the accepted bid price thereof.

        (d) Landlord shall submit to Tenant for Tenant's reasonable approval a bid list of at least three qualified subcontractors to perform each division of the Leasehold Improvements. Tenant shall have the right to submit and add qualified contractors to such bid list, subject to Landlord's reasonable approval. Landlord shall be responsible to solicit a minimum of three bids for the work in such format and in accordance with such bid requirements and specifications as may be reasonably approved by Tenant, including without limitation the itemization of the entire or designated portions of each bid. Landlord shall be responsible to review and tabulate the bids, to consult with Tenant regarding the bids, and shall recommend to Tenant, for Tenant's approval, the lowest and best bid to be selected. Tenant may require all bids to be rejected or may, with or without making changes to the Leasehold Improvements in order to reduce the cost thereof, negotiate, or direct Landlord to negotiate, with one or more of such in order to achieve an acceptable price for the Leasehold Improvements.

        (e) All construction contracts entered into by Landlord for the Leasehold Improvements shall have warranties which are reasonably acceptable to Tenant and shall not provide for liquidated damages or other penalty or specific monetary failure to complete, or any bonus for completion of, the Landlord's Work or the Leasehold Improvements by a particular time. Any premium cost included in any construction contract for the Leasehold Improvements above the cost to perform the work without overtime and in the ordinary course shall be borne by Landlord.

        (f) Tenant may from time to time require changes in the Landlord's Work and the Leasehold Improvements by submitting a written change order therefor to Landlord. No change order shall (a) increase the Actual Construction Cost to Tenant or the guaranteed maximum cost or (b) extend the time by which any of such work shall be substantially completed unless Landlord states in such change order, in the case of (a) the net increase in Actual Construction Costs to Tenant and provides an explanation thereof in reasonable detail and, in the case of (b) the delay in substantial completion directly attributable to such delay, provided that (i) no such statement shall be binding on Tenant unless Tenant specifically accepts such statement in such change order and (ii) there shall be no increase in Actual Construction Costs to Tenant and no extension of the time for completion of any such work to the extent the change order is not discretionary, such as a change order which directs the correction of defective or inadequate construction or other deficiencies (including but not limited to failure to comply with applicable legal requirements) not the fault of Tenant.

        (g) Landlord shall permit Tenant's space planner, architects and other consultants to inspect the Premises and Landlord's Work and the Leasehold Improvements at all reasonable times after the date hereof. No inspection by Tenant or any such person, and no approval or failure to reject any of the Landlord's Work or the Leasehold Improvements, shall waive or release the obligation of Landlord to construct and deliver the Premises with the Landlord's Work and the Leasehold Improvements completed in accordance with the requirements of this Lease, including as the same may be changed pursuant to change orders made in accordance with this Lease.

        (h) Upon receipt by Landlord of any application for payment from any contractors engaged by Landlord, or any communication, whether oral or written, from such contractors, inspecting architects or engineers, governmental authorities which may have a material effect on the Landlord's Work or the Leasehold Improvements (including but not limited to any deficiency or irregularity with respect thereto), Landlord shall provide copies of such application or written communication to Tenant and otherwise advise Tenant of the substance of any such oral communication.

        (i) Landlord shall make and retain for a period of four (4) years, complete books and records, with substantiating evidence of costs, application for payment and the like, in respect of the Landlord's Work and Leasehold Improvements.

3.5. SCHEDULE FOR SUBMISSIONS, APPROVALS, ETC.: Attached hereto as Exhibit E is a construction schedule for the design, bidding and construction of the Project and the Leasehold Improvements. Additionally, 1) Tenant shall deliver to Landlord Design Development plans for Leasehold Improvements by May 26, 1998; 2) Landlord shall deliver to Tenant the HVAC system plan and Leasehold Improvement Construction plan to Tenant by May 31, 1998; 3) Tenant shall approve (or detail in writing its reasonable objections to) the HVAC system plan and the Leasehold Improvement Construction plan by June 6, 1998. Landlord and Tenant shall each perform their respective responsibilities consistent with such schedule. If Tenant fails to perform its responsibilities within the time provided, and to give approvals in a timely fashion consistent with such schedule, then, except to the extent any such failure is attributable to the fault of Landlord, the time for performance by Landlord shall be extended by one (1) day for each day by which such failure by Tenant continues, but in any event only if and to the extent Landlord is actually delayed by such failure.

4.1. OPTION TO EXPAND: Ryan Companies US, Inc., ("Ryan"), subject to the terms and conditions hereof, hereby grants to Tenant the exclusive option ("Expansion Option") to lease certain premises ("Expansion Premises") to be built on land ("Expansion Land") adjacent to the Project as illustrated on the Site Plan attached as Exhibit B. Landlord hereby represents and warrants that a two story building of not less than 45,000 square feet, with surface parking for not less than 225 cars is permissible as a matter of right and without variance, or conditional or other use permit under applicable zoning regulations and building codes in effect as of the date of this Lease that such building may be used for the same purposes permitted under this Lease and that there is sufficient area available on the Expansion Land, and the configuration of the Expansion Land is such that, such building, parking and related improvements can be constructed on the Expansion Land in compliance with zoning regulations and building codes consistent with the requirements of this Lease. The legal description of the Expansion Land is attached hereto as Exhibit A-3.

        Ryan hereby agrees that, prior to the termination of, or exercise of (and completion of its obligations in respect of) the Expansion Option, it shall not transfer its interest in the Project, other than a transfer
        (1) for security purposes only or (2) to an entity controlled by it or
        (3) to an entity controlled by its principals and that such transferree shall remain controlled by or under common control with Ryan, with such control continuing, and the Project shall at all such times be under such common control with the Expansion Land. No such transfer shall release Ryan from any obligation under this Article 4, which shall remain directly and primarily liable therefore and shall not be discharged by any matter that would, but for this provision, release a party in the position of, or comparable to, a surety. Without limiting the foregoing, Ryan hereby guarantees, absolutely and unconditionally, the full and timely payment and performance of this Article 4 by any such transferee.

        Except as otherwise expressly provided herein, the obligations of Landlord under this Article 4 shall be the personal, independent obligations of Ryan and shall not be binding upon any future owner of the interest of Landlord hereunder. Any failure by Ryan to perform its obligations under this Article 4 shall not constitute a default by Landlord under this Lease or entitle Tenant to terminate this Lease or withhold or offset against Rent. Notwithstanding the foregoing or any other provisions of this Lease, the obligations of Ryan under this
        Article 4 shall be binding upon Ryan and any future owner of the Expansion Land, and their respective successors and assigns. Landlord agrees to permit the Expansion Premises to be laid out in coordination with the improvements on the Premises so that the same may be used as an integrated project by Tenant, and to permit connecting walkways (including an enclosed walkway), provided that (a) the same are approved by Landlord, which approval shall not be unreasonably withheld or delayed and (b) Landlord may condition its approval on the removal of connecting walkways from the Premises upon the expiration or sooner termination of this Lease.

4.2. TERM OF OPTION: The Expansion Option shall expire on the last day of the forty-eighth month of the Term of this Lease, unless sooner terminated as provided herein.

4.3. CONSIDERATION: Tenant may, at its election, pay to Ryan, as consideration for continuation after the twenty-fourth month of the Expansion Option, on or before the later of (a) ten (10) days after receipt of Ryan's invoice accompanied by a notice stating the Expansion Option under this Lease will terminate if the invoice is not paid within said ten (10) day period, or (b) the first day of each of the twenty-fifth month and thirty-seventh months of the Term the sum of One Hundred Seventy Five Thousand and no/100 Dollars ($175,000.00). Tenant to pay to Ryan, as additional consideration on or before the later of
        (a) ten (10) days after receipt of Ryan's invoice or (b) twenty (20) days prior to the last date such taxes and installments of special assessments, on a due and payable basis, are due without penalty, the amount of real estate taxes and installments of special assessments allocable to the Expansion Land for the period from the twenty-fifth month through the forty-eighth month of the Term. Notwithstanding the foregoing, (1) no amount shall be payable under this Section if Tenant exercises the Expansion Option on or before the end of the twenty-fourth
        (24th) month of the Term, (2) each $175,000 amount paid by Tenant under this Section shall be prorated as of the date the Expansion Option is exercised, based on a period of 365 days and the number of days elapsed from the date the payment is due to but excluding the date the Expansion Option is exercised, and (3) any real estate taxes and installments of special assessments prorated and allocable (on a due and payable basis) to the period commencing with exercise of the option shall be included in Total Project Costs (clause j. of the definition thereof) for the Expansion Building and paid by Ryan, not Tenant.

        Tenant hereby agrees that in the event Tenant shall not make the payments under this Section and such failure continues for five days after written notice or if this Lease shall otherwise terminate and Landlord shall recover possession whether or not based on default, and such default shall not be cured as provided for in the Lease, this Expansion Option shall terminate without further action on the part of Ryan. If this Lease is terminated on any basis other than Tenant's default, any payment made by Tenant under the first paragraph of this
        Section 4.3 which was due and payable within twelve (12) months of such termination shall be refunded to Tenant. If this Lease is terminated for Landlord's default or if Ryan defaults in its obligations under this
        Article 4, then all amounts paid by Tenant under this Article 4 shall immediately be refunded to Tenant with interest from the date paid by Tenant at the rate specified in Section 23 of this Lease.

4.4. Tenant shall exercise the Expansion Option by written notice to Ryan given at any time prior to expiration of the Expansion Option, provided that Landlord shall have up to one (1) year after exercise of the Expansion Option to complete construction and cause the commencement date of such lease to occur. Tenant shall in such notice of exercise state the approximate square footage of the expansion building (which shall not be less than 45,000 square feet and not more than 60,000 square feet) and shall also, but not as a condition of such exercise notice, state the date of its desired occupancy of Expansion Premises. The actual building size shall be as so stated by Tenant unless (a) such size cannot legally be constructed on the Expansion Land, but if such size is 45,000 square feet only if the same cannot be constructed by reason of a change in applicable legal requirements after the date hereof, or (b) if the stated size is less than 60,000 square feet, such greater size as Ryan may elect up to a maximum of 60,000 square feet, but only to the extent that the same may be constructed (i) without variance, or conditional or special use or other permit that would delay commencement of construction, and (ii) a parking ratio of 5 spaces per 1,000 square feet of building area is provided on the basis of surface parking only all of which shall be located on the Expansion Land. No more than sixty (60) days following receipt of Tenant's notice, Ryan shall deliver to Tenant, in reasonable detail, a statement setting forth Ryan's estimate of (m) the costs and schedule to construct the Expansion Premises in a manner equivalent in quality, materials and workmanship to the construction of the Premises and (n) the Base Rent, with an explanation in reasonable detail of the basis for such estimates, including the amounts comprising the Total Project Costs as set forth in
        Section 1A (with supporting detailed information) of this Exhibit C and the financing upon which the debt service constant is based. The debt service constant shall be mutually acceptable to Landlord and Tenant, and shall be based on a loan which shall provide for no less than a 25 year amortization schedule, a loan to value ratio no greater than 80%, no less than a five year term, no more than a one percent fee, and be non-recourse. No more than thirty (30) days following receipt of Ryan's estimate, Tenant shall notify Ryan in writing of its acceptance or rejection of Ryan's estimate. If Tenant rejects Ryan's estimate, then Ryan and Tenant shall consult with each other to try to resolve the difference, which may include, and Ryan agrees to accept, reasonable alternate financing provided or arranged by Tenant.

4.5. Upon acceptance of Ryan's estimate, Ryan and Tenant shall enter into a new Lease for the Expansion Premises upon the same terms and conditions as contained in this Lease and with Base Rent calculated in the same manner as Base Rent for the Premises, except that the constant applied to the Total Project Cost shall be equal to the debt service constant plus 70 basis points.

5. ADDITIONAL OPTION TO EXTEND: Upon execution of the lease for the Expansion Premises and the determination of initial term thereof pursuant to the provisions thereof, Tenant shall have the option to extend the initial Term of this Lease with respect to the entire Premises for the period from the last day of the initial Term of this Lease to the last day of the initial Term of the lease for the Expansion Premises with the effect that Tenant shall retain the two-five year options provided in Section 2.2. Such term shall be upon the same terms as provided in this Lease for the Term, except for the Base Rent which shall be as set forth in Section 2.3 of Exhibit C. Landlord shall, not less than twelve (12) months before the end of the then Term, give notice to Tenant of Tenant's upcoming extension option and of Landlord's best estimate of the Market Rent for the Extended Term covered thereby. Tenant shall exercise its option by giving notice of such exercise to Landlord, not less than the later of thirty (30) days after receipt of Landlord's notice of the option and estimate of Market Rent or twelve
        (12) months prior to the end of the Term, or the then current Extended Term, as the case may be. Such exercise is subject to rescission as provided in Section 2.4 of Exhibit C. Tenant's exercise or failure to exercise this option to extend the term of this Lease within the time provided in this Section shall not affect Tenant's rights under Section
        2.2 of the Lease.

                                OPTION AGREEMENT
                                ----------------
     THIS AGREEMENT is made and entered into this 30th day of April, 1998, by and between RYAN COMPANIES US, INC., a Minnesota corporation ("Owner"), and VERITAS SOFTWARE CORPORATION, a Delaware corporation ("Tenant").

                                    RECITALS
                                    --------
     A. Owner and Tenant have entered into a Lease Agreement of even date herewith (the "Lease"). Pursuant to said Lease, Owner has granted to Tenant an option to have Owner construct a building upon the land described in Exhibit A attached hereto (the "Land") and lease such Land and building from Owner (the "Expansion Option").

     B. If Tenant exercises the Expansion Option and Owner fails or refuses to perform its obligations under the Lease with respect thereto (an "Expansion Option Default"), then Owner is willing to sell the Land to Tenant.

                                   AGREEMENT
                                   ---------
     NOW, THEREFORE, in consideration of the Lease, Owner and Tenant agree as follows:

     1. If, but only if, an Expansion Option Default occurs and is not cured within thirty (30) days after written notice thereof by Tenant to Owner or by Owner to Tenant, then Tenant shall have the right and option to purchase the Land at any time within ninety (90) days after the expiration of such 30-day period, but in no event later than July, 1, 2003 (the "Option Period").

     2. The total purchase price to be paid by Tenant for the Land shall be the sum of $4.25 times the number of square feet in the land. Tenant may exercise its option to purchase the Land by paying such purchase price to Owner prior to the expiration of the Option Period, whereupon Owner shall convey the Land to Tenant by warranty deed, with State Deed Tax paid thereon, free and clear of all liens and encumbrances except easements, restrictions and reservations which are of record on the date hereof, real estate taxes and special assessments which are not delinquent and a Declaration of Common Driveway Easement in the form of Exhibit B attached hereto. Real estate taxes which are payable during the year in which the conveyance occurs shall be prorated as of the date thereof. Owner shall pay all special assessments which are levied or pending as of the date hereof.

     3. Time is of the essence hereof. At such time as either (a) an Expansion Option Default can not longer arise, or (b) the Option Period has expired and Tenant has failed to exercise its option hereunder to purchase the Land, Tenant shall upon the request of Owner acknowledge the termination of this Agreement by written agreement in recordable form. It is agreed that an Expansion Option Default cannot occur if Owner and Tenant enter into a lease for the Land and Owner commences construction of a building thereon pursuant to said lease.

     IN TESTIMONY WHEREOF, Owner and Tenant have caused this Agreement to be duly executed as of the date first above written.

                                        RYAN COMPANIES US, INC.

                                        By /s/ KENT M. CARLSON
                                           -------------------------------------
                                           Its Vice President

                                        VERITAS SOFTWARE CORPORATION

                                        By /s/ JAY A. JONES
                                           -------------------------------------
                                           Vice President and General Counsel

STATE OF MINNESOTA )
                   )ss.
COUNTY OF HENNEPIN )

     The foregoing instrument was acknowledged before me this 4th day of May, 1998, by Kent M. Carlson the Vice President of RYAN COMPANIES US, INC., a Minnesota corporation, on behalf of said corporation.


                                        /s/ JACQUELYN UMPHRESS
          [SEAL]                        ----------------------------------------
                                                                   Notary Public

STATE OF CALIFORNIA  )
                     )ss.
COUNTY OF SANTA CLARA)

     The foregoing instrument was acknowledged before me this 1 day of May, 1998, by JAY A. JONES the VP & General Counsel of VERITAS SOFTWARE CORPORATION, a Delaware corporation, on behalf of said corporation.

                                        /s/ ROSA ELIZABETH CARRETERO
          [SEAL]                        ----------------------------------------
                                                                   Notary Public

THIS INSTRUMENT WAS DRAFTED BY:
  Dennis Burratti, Esq.
  Ryan Companies US, Inc.
  700 International Centre
  900 Second Avenue South
  Minneapolis, MN 55402-3387

                                                                       EXHIBIT A

                                    THE LAND

That part of Lot 4, Block 1, CENTRE POINT BUSINESS PARK, according to the recorded plat thereof, Ramsey County, Minnesota, lying southerly and southwesterly of a line described as follows: Commencing at the northwest corner of said Lot 4; thence South 00 degrees 00 minutes 00 seconds West, assumed bearing, along the west line of said Lot 4 a distance of 98.78 feet to the beginning of the line to be described; thence North 90 degrees 00 minutes 00 seconds East a distance of 194.99 feet; thence South 45 degrees 00 minutes 00 seconds East a distance of 89.36 feet to the easterly line of said Lot 4 and said line there terminating.

                                      ALSO

That part of Lot 5, BLOCK 1, CENTRE POINT BUSINESS PARK, according to the recorded plat thereof, Ramsey County, Minnesota, lying northerly of a line described as follows: Commencing at the most northerly northwest corner of said Lot 5; thence South 00 degrees 00 minutes 00 seconds West, assumed bearing, along the west line of said Lot 5 a distance of 56.35 feet to the beginning of the line to be described; thence North 90 degrees 00 minutes 00 seconds East a distance of 271.60 feet to the northeasterly line of said Lot 5 and said line there terminating.

                                   EXHIBIT B

                    DECLARATION OF COMMON DRIVEWAY EASEMENT

     THIS DECLARATION is made this 4th day of May, 1998, by RYAN COMPANIES US, INC., a Minnesota corporation ("Ryan").

                                    RECITALS

     A. Ryan is the owner of the premises described in Exhibit 1 attached hereto ("Parcel 1"), and is also the owner of the adjoining premises described in Exhibit 2 attached hereto ("Parcel 2").

     B. Ryan desires to create an easement for common driveway purposes over and across that portion of Parcel 1 and Parcel 2 which is described in Exhibit 3 attached hereto (the "Easement Parcel").

     NOW, THEREFORE, Ryan does hereby declare as follows:

     1. An easement for vehicular ingress and egress is hereby established over, upon and across the Easement Parcel, which easement shall be for the benefit of the owners and tenants of Parcel 1 and Parcel 2 and their invitees.

     2. The owner of Parcel 1 shall keep and maintain the Easement Parcel in good condition and state of repair, and shall cause snow to be removed therefrom within a reasonable time. The owner of Parcel 2 shall, within 30 days after receipt of an invoice therefor, reimburse the owner of Parcel 1 for 50% of all costs incurred for such maintenance. Amounts not paid when due shall bear interest at the rate of 8% per annum, and the owner of Parcel 2 shall also bear all costs of collection, including attorneys' fees.

     3. The easements and covenants herein contained shall run with the land and be binding upon all future owners of Parcel 1 and Parcel 2.

     IN WITNESS WHEREOF, Ryan has caused this Declaration to be duly executed as of the date first above written.

                                   RYAN COMPANIES US, INC.


                                   By  KENT M. CARLSON
                                      ------------------------
                                      Its Vice President

STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

     The foregoing instrument was acknowledged before me this 4th day of May, 1998, by Kent M. Carlson the Vice President of RYAN COMPANIES US, INC., a Minnesota corporation, on behalf of said corporation.


            [SEAL]
      JACQUELYN UMPHRESS
  NOTARY PUBLIC - MINNESOTA                  /s/ JACQUELYN UMPHRESS
My Comsn. Expires Jan. 31, 2000              ----------------------------------
                                                                  Notary Public


THIS INSTRUMENT WAS DRAFTED BY:
  Dennis Buratti, Esq.
  Ryan Companies US, Inc.
  700 International Centre
  900 Second Avenue South
  Minneapolis, MN 55402-3387

                                   EXHIBIT 1
                                   ---------
                                    PARCEL 1

That part of Lot 3, Block 1, CENTRE POINTE BUSINESS PARK, according to the recorded plat thereof, Ramsey County, Minnesota, lying southerly of the following described line: Commencing at the northeast corner of said Lot 3; thence South 30 degrees 00 minutes 00 seconds East, assumed bearing, 171.23 feet along the easterly line of said Lot 3; thence southerly 143.99 feet along said east line of Lot 3 on a tangential curve concave to the west with a radius of 275.00 feet and with a central angle of 30 degrees 00 minutes 00 seconds; thence on a bearing of South 90.00 feet tangent to said curve along said east line of Lot 3 to the point of beginning of the line to be described; thence on a bearing West 408.50 feet to a point on the west line of Lot 3 and said line there terminating.

                                      ALSO

That part of Lot 4, Block 1, CENTRE POINTE BUSINESS PARK, according to the recorded plat thereof, Ramsey County, Minnesota, lying northerly and northeasterly of a line described as follows: Commencing at the northwest corner of said Lot 4; thence South 00 degrees 00 minutes 00 seconds West, assumed bearing, along the west line of said Lot 4 a distance of 98.78 feet to the point of beginning of the line to be described, thence North 90 degrees 00 minutes 00 seconds East a distance of 194.99 feet; thence South 45 degrees 00 minutes 00 seconds East a distance of 89.36 feet to the easterly line of said Lot 4 and said line there terminating.

                                   EXHIBIT 2

                                    PARCEL 2

That part of Lot 4, Block 1, CENTRE POINTE BUSINESS PARK, according to the recorded plat thereof, Ramsey County, Minnesota, lying southerly and southwesterly of a line described as follows: Commencing at the northwest corner of said Lot 4; thence South 00 degrees 00 minutes 00 seconds West, assumed bearing, along the west line of said Lot 4 a distance of 98.78 feet to the beginning of the line to be described; thence North 90 degrees 00 minutes 00 seconds East a distance of 194.99 feet; thence South 45 degrees 00 minutes 00 seconds East a distance of 89.36 feet to the easterly line of said Lot 4 and said line there terminating.
                                      ALSO

That part of Lot 5, Block 1, CENTRE POINTE BUSINESS PARK, according to the recorded plat thereof, Ramsey County, Minnesota, lying northerly of a line described as follows: Commencing at the most northerly northwest corner of said Lot 5; thence South 00 degrees 00 minutes 00 seconds West, assumed bearing, along a west line of said Lot 5 a distance of 56.35 feet to the beginning of the line to be described; thence North 90 degrees 00 minutes 00 seconds East a distance of 271.60 feet to the northeasterly line of said Lot 5 and said line there terminating.

                                   EXHIBIT 3

                                EASEMENT PARCEL

                                OPTION AGREEMENT

     THIS AGREEMENT is made and entered into this 3rd day of June, 1998, by and between RYAN COMPANIES US, INC., a Minnesota corporation ("Owner"), and VERITAS SOFTWARE CORPORATION, a Delaware corporation ("Tenant").

                                    RECITALS

     A. Owner and Tenant have entered into a Lease Agreement dated April 30, 1998, as amended by a First Amendment to Lease Agreement dated June 1, 1998 (together, the "Lease"). Pursuant to said Lease, Owner has granted to Tenant an option to have Owner construct a building upon the land described in Exhibit A attached hereto (the "Land") and lease such Land and building from Owner (the "Expansion Option").

     B. If Tenant exercises the Expansion Option and Owner fails or refuses to perform its obligations under the Lease with respect thereto (an "Expansion Option Default"), then Owner is willing to sell the Land to Tenant.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the Lease, Owner and Tenant agree as follows:

     1. If, but only if, an Expansion Option Default occurs and is not cured within thirty (30) days after written notice thereof by Tenant to Owner or by Owner to Tenant, then Tenant shall have the right and option to purchase the land at any time within ninety (90) days after the expiration of such 30-day period, but in no event later than July 1, 2003 (the "Option Period").

     2. The total purchase price to be paid by Tenant for the Land shall be the sum of $550,100. Tenant may exercise its option to purchase the Land by paying such purchase price to Owner prior to the expiration of the Option Period, whereupon Owner shall convey the Land to Tenant by warranty deed, with State Deed Tax paid thereon, free and clear of all liens and encumbrances except easements, restrictions and reservations which are of record on the date hereof, real estate taxes and special assessments which are not delinquent and a Declaration of Common Driveway Easement in the form of Exhibit B attached hereto. Real estate taxes which are payable during the year in which the conveyance occurs shall be prorated as of the date thereof. Owner shall pay all special assessments which have been levied as of the date hereof.

     3. Time is of the essence hereof. At such time as either (a) an Expansion Option Default can no longer arise, or (b) the Option Period has expired and Tenant has failed to exercise its option hereunder to purchase the Land, Tenant shall upon the request of Owner acknowledge the termination of this Agreement by written agreement in recordable form. Any failure or refusal by Tenant to do so within 30 days after written request by Owner shall constitute a default by Tenant under the Lease. It is agreed that an Expansion Option Default cannot occur if Owner and Tenant enter into a lease for the Land and Owner commences construction of a building thereon pursuant to said lease.

     4. This Agreement supersedes and replaces in its entirety the Option Agreement between Owner and Tenant dated April 30, 1998, which prior Option Agreement is of no further force or effect.

     IN TESTIMONY WHEREOF, Owner and Tenant have caused this Agreement to be duly executed as of the date first above written.

                                        RYAN COMPANIES US, INC.


                                        By  /s/ DENNIS BURATTI
                                           -----------------------------
                                            Its Vice President

                                        VERITAS SOFTWARE CORPORATION


                                        By  /s/ JAY A JONES
                                           -----------------------------
                                            Its   JAY A. JONES
                                                  VICE PRESIDENT AND
                                                  GENERAL COUNSEL

STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

     The foregoing instrument was acknowledged before me this 3 day of June, 1998, by Dennis Buratti the Vice President of RYAN COMPANIES US, INC., a Minnesota corporation, on behalf of said corporation.

                                        /s/ JUDY A. HERMANSON
                                        ---------------------------------
                                                            Notary Public

                                     [SEAL]
                               JUDY A. HERMANSON
                           NOTARY PUBLIC - MINNESOTA
                                HENNEPIN COUNTY
                      My Commission Expires Jan. 31, 2000

STATE OF ______________  )
                         ) ss.
COUNTY OF _____________  )

     The foregoing instrument was acknowledged before me this ____ day of _________, 1998, by ___________________________ the ___________________________
of VERITAS SOFTWARE CORPORATION, a Delaware corporation, on behalf of said corporation.

                                        ---------------------------------
                                                            Notary Public

THIS INSTRUMENT WAS DRAFTED BY:
  Dennis Buratti, Esq.
  Ryan Companies US, Inc.
  700 International Centre
  900 Second Avenue South
  Minneapolis, MN 55402-3387

                                    EXHIBIT A

                                    THE LAND

That part of Lot 4, Block 1, CENTRE POINTE BUSINESS PARK, according to the recorded plat thereof, Ramsey County, Minnesota, lying southerly and southwesterly of a line described as follows: Commencing at the northwest corner of said Lot 4; thence South 00 degrees 00 minutes 00 seconds West, assumed bearing, along the west line of said Lot 4 a distance of 89.34 feet to the beginning of the line to be described; thence North 90 degrees 00 minutes 00 seconds East a distance of 188.87 feet; thence South 45 degrees 00 minutes 00 seconds East a distance of 99.58 feet to the easterly line of said Lot 4 and said line there terminating.

                                      ALSO

That part of Lot 5, Block 1, CENTRE POINTE BUSINESS PARK, according to the recorded plat thereof, Ramsey County, Minnesota, lying northerly of a line described as follows: Commencing at the most northerly northwest corner of said Lot 5; thence South 00 degrees 00 minutes 00 seconds West, assumed bearing, along a west line of said Lot 5 a distance of 46.92 feet to the beginning of the line to be described; thence North 90 degrees 00 minutes 00 seconds East a distance of 265.37 feet to the northeasterly line of said Lot 5 and said line there terminating.

                                   EXHIBIT B

                    DECLARATION OF COMMON DRIVEWAY EASEMENT

     THIS DECLARATION is made this ______ day of __________________, 1998, by RYAN COMPANIES US, INC., a Minnesota corporation ("Ryan").

                                    RECITALS

     A. Ryan is the owner of the premises described in Exhibit 1 attached hereto ("Parcel 1"), and is also the owner of the adjoining premises described in Exhibit 2 attached hereto ("Parcel 2").

     B. Ryan desires to create an easement for common driveway purposes over and across that portion of Parcel 1 and Parcel 2 which is described in Exhibit 3 attached hereto (the "Easement Parcel").

     NOW, THEREFORE, Ryan does hereby declare as follows:

     1. An easement for vehicular ingress and egress is hereby established over, upon and across the Easement Parcel, which easement shall be for the benefit of the owners and tenants of Parcel 1 and Parcel 2 and their invitees.

     2. The owner of Parcel 1 shall keep and maintain the Easement Parcel in good condition and state of repair, and shall cause snow to be removed therefrom within a reasonable time. The owner of Parcel 2 shall, within 30 days after receipt of an invoice therefor, reimburse the owner of Parcel 1 for 50% of all costs incurred for such maintenance; provided, however, that the owner of Parcel 2 shall not be responsible for such share of maintenance costs which are incurred prior to the completion of construction of a building on Parcel 2. Amounts not paid when due shall bear interest at the rate of 8% per annum, and the owner of Parcel 2 shall also bear all costs of collection, including attorneys' fees.

     3. The easements and covenants herein contained shall run with the land and be binding upon all future owners of Parcel 1 and Parcel 2. Owners shall be responsible only for the obligations which arise hereunder during the periods of their ownership.

     IN WITNESS WHEREOF, Ryan has caused this Declaration to be duly executed as of the date first above written.

                                        RYAN COMPANIES US, INC.

                                        By _____________________________________
                                           Its Vice President

STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

     The foregoing instrument was acknowledged before me this __ day of __________, 1998, by ______________________ the ______________________ of RYAN
COMPANIES US, INC., a Minnesota corporation, on behalf of said corporation.


                                         _______________________________________
                                                                   Notary Public


                          Subordination by Mortgagees

     The undersigned, being the holder of the Mortgage on Parcel 2 which is recorded in the office of the Ramsey County Recorder as Document No. 2994228, hereby agrees that the lien of said Mortgage shall be subordinate to the easements and covenants contained in the foregoing Declaration.

                                        CENTURY BANK NATIONAL ASSOCIATION

                                        By _____________________________________

                                           Its _________________________________


STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

     The foregoing instrument was acknowledged before me this __ day of __________, 1998, by ______________________ the ______________________ of
CENTURY BANK NATIONAL ASSOCIATION, a national banking association, on behalf of said national banking association.


                                         _______________________________________
                                                                   Notary Public

     The undersigned, being the holder of the Mortgages on Parcel 1 and Parcel 2 which are recorded in the office of the Ramsey County Recorder as Document Nos. 2994225 and 2994226, hereby agrees that the liens of said Mortgages shall be subordinate to the easements and covenants contained in the foregoing Declaration.

                                        CITY OF ROSEVILLE, MINNESOTA

                                        By: ____________________________________
                                            Its Mayor

[SEAL]

                                        And: ___________________________________
                                             Its City Manager

STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF RAMSEY    )

     The foregoing instrument was acknowledged before me this __ day of __________, 1998, by ______________________ the Mayor, and _____________________
the City Manager of the CITY OF ROSEVILLE, MINNESOTA, a municipal corporation, on behalf of said municipal corporation.


                                         _______________________________________
                                                                   Notary Public


THIS INSTRUMENT WAS DRAFTED BY:
  Dennis Buratti, Esq.
  Ryan Companies US, Inc.
  700 International Centre
  900 Second Avenue South
  Minneapolis, MN 55402-3387

                                   EXHIBIT 2

                                    PARCEL 2

That part of Lot 4, Block 1, CENTRE POINTE BUSINESS PARK, according to the recorded plat thereof, Ramsey County, Minnesota, lying southerly and southwesterly of a line described as follows: Commencing at the northwest corner of said Lot 4; thence South 00 degrees 00 minutes 00 seconds West, assumed bearing, along the west line of said Lot 4 a distance of 89.34 feet to the beginning of the line to be described; thence North 90 degrees 00 minutes 00 seconds East a distance of 188.87 feet; thence South 45 degrees 00 minutes 00 seconds East a distance of 99.58 feet to the easterly line of said Lot 4 and said line there terminating.

                                      ALSO
                                      ----

That part of Lot 5, Block 1, CENTRE POINTE BUSINESS PARK, according to the recorded plat thereof, Ramsey County, Minnesota, lying northerly of a line described as follows: Commencing at the most northerly northwest corner of said Lot 5; thence South 00 degrees 00 minutes 00 seconds West, assumed bearing, along a west line of said Lot 5 a distance of 46.92 feet to the beginning of the line to be described; thence North 90 degrees 00 minutes 00 seconds East a distance of 265.37 feet to the northeasterly line of said Lot 5 and said line there terminating.

                                   EXHIBIT 3

                                EASEMENT PARCEL

That part of Lot 4, Block 1, CENTRE POINTE BUSINESS PARK, according to the recorded plat thereof, Ramsey County, Minnesota, described as follows:

Commencing at the Northwest corner of said Lot 4; thence South 00 degrees 00 minutes 00 seconds West, assumed bearing, along the West line of said Lot 4 a distance of 89.34 feet; thence North 90 degrees 00 minutes 00 seconds East a distance of 13.50 feet to the actual point of beginning; thence North 00 degrees 00 minutes 00 seconds East a distance of 18.42 feet; thence North 90 degrees 00 minutes 00 seconds East a distance of 181.93 feet to the Northeasterly line of said Lot 4; thence South 45 degrees 00 minutes 00 seconds East a distance of
102.69 feet to the Easterly line of said Lot 4; thence Southerly along said Easterly line along a non-tangential curve concave to the East having a central angle of 06 degrees 14 minutes 52 seconds and a radius of 325.00 feet for an arc distance of 35.44 feet; thence North 45 degrees 00 minutes 00 seconds West, not tangent to said curve, a distance of 88.90 feet; thence Westerly along a tangential curve concave to the South having a central angle of 45 degrees 00 minutes 00 seconds and a radius of 28.50 feet for an arc distance of 22.38 feet; thence South 90 degrees 00 minutes 00 seconds West, tangent to said curve, a distance of 155.51 feet to its intersection with a line which bears South 00 degrees 00 minutes 00 seconds West from the point of beginning; thence North 00 degrees 00 minutes 00 seconds East a distance of 14.58 feet to the point of the beginning.